Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2011, included in the Information Statement/Prospectus of Consolidated Capital Properties IV, LP that is made part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-175853) and Prospectus of Apartment Investment and Management Company and AIMCO Properties, L.P.
/s/ Ernst & Young LLP

Greenville, SC
November 15, 2011